UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018 (March 30, 2018)

Worldpay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2018, Worldpay, Inc., (the “Company”), completed its acquisition (the “Acquisition”) of all of the outstanding shares of Worldpay Group Limited, formerly Worldpay Group plc.

On March 30, 2018, in connection with the Acquisition, Vantiv, LLC and Vantiv Issuer Corp., subsidiaries of the Company (together, the “Issuers”), and certain subsidiaries of Vantiv, LLC (together, the “Guarantors”) entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) with respect to the Indenture, dated as of December 21, 2017, by and among the Issuers and BNYM Corporate Trustee Services Limited, as trustee (the “Indenture”). The Second Supplemental Indenture provides that each of the Guarantors agrees to guarantee the Issuers’ obligations under the $500 million aggregate principal amount of 4.375% senior unsecured notes due 2025 and the £470 million aggregate principal amount of 3.875% senior unsecured notes due 2025 issued pursuant to the Indenture.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated March 30, 2018, by and among Vantiv, LLC, Vantiv Issuer Corp., certain subsidiaries of Vantiv, LLC party thereto and BNYM Corporate Trustee Services Limited, as trustee.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated March 30, 2018, by and among Vantiv, LLC, Vantiv Issuer Corp., certain subsidiaries of Vantiv, LLC party thereto and BNYM Corporate Trustee Services Limited, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDPAY, INC.

Dated: April 2, 2018	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Corporate Secretary